UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 8, 2024 (October 7, 2024)

ORAMED PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

delaware	001-35813	98-0376008
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 Avenue of the Americas, Third Floor, New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

844-967-2633

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.012	ORMP	The Nasdaq Capital Market, Tel Aviv Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Background

As previously announced, on September 21, 2023, Oramed Pharmaceuticals Inc. (the “Company”) entered into, and consummated the transactions contemplated by, a securities purchase agreement (the “Scilex-Oramed SPA”) with Scilex Holding Company (“Scilex”) and Acquiom Agency Services LLC (the “Agent”).

Pursuant to the Scilex-Oramed SPA, among other things, on September 21, 2023, Scilex issued to the Company (A) a senior secured promissory note due 18 months from the date of issuance in the principal amount of $101,875,000 (the “Tranche A Note” or the “Oramed Note”), (B) warrants to purchase up to an aggregate of 13,000,000 shares of Scilex’s common stock, par value of $0.0001 per share (the “Scilex Common Stock”), with an exercise price of $0.01 per share and restrictions on exercisability, and (C) transferred to the Company, 4,000,000 warrants to purchase an aggregate of 4,000,000 (subject to adjustment as provided therein) shares of Scilex Common Stock with an exercise price of $11.50 per share.

Securities Purchase Agreement

On October 7, 2024, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (collectively, “Investor” and, together with the Company, the “Buyers”) and Scilex (as the “Company” thereunder), to refinance a portion of the Tranche A Note and pay off certain other indebtedness of Scilex.

Pursuant to the Securities Purchase Agreement, Scilex agreed to issue and sell, in a registered offering by Scilex directly to the Buyers, (i) a new tranche B of senior secured convertible notes of Scilex in the aggregate principal amount of $50,000,000 (the “Notes”), which Notes will be convertible into shares of Scilex Common Stock and (ii) warrants (the “Common Warrants”) to purchase up to 7,500,000 shares of Scilex Common Stock; such issuance of the Notes and the Common Warrants, the “Offering”.

The Securities Purchase Agreement contains customary representations, warranties, covenants and agreements by Scilex and customary conditions to closing. The conditions to closing were satisfied (or if applicable waived) and the transactions contemplated by the Securities Purchase Agreement were consummated on October 8, 2024.

In conjunction with and pursuant to the Letter Agreement (as defined below), Scilex is responsible for the payment of legal fees of outside counsel for the Company relating to or arising out of the transactions contemplated by the Securities Purchase Agreement (and the other agreements contemplated thereby) and the payment date extensions described under the Letter Agreement.

The foregoing summary of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Securities Purchase Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The representations, warranties, covenants and agreements contained in the Securities Purchase Agreement were made only for purposes of such agreement, and as of specific dates, were solely for the benefit of the parties to the Securities Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Securities Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Securities Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission (the “SEC”).

This report does not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Amendment to Scilex-Oramed SPA

In connection with the execution of the Securities Purchase Agreement, on October 8, 2024, the Company, Scilex and the Agent entered into Amendment No. 1 to Securities Purchase Agreement (the “Amendment No. 1 to Scilex-Oramed SPA”) amending certain terms of the Scilex-Oramed SPA. The Amendment No. 1 to Scilex-Oramed SPA was entered into to account for the issuance of the Notes and the execution of certain related documents, including the Agreement Among Holders and Subordination Agreement (each as defined below).

The foregoing summary of the Amendment No. 1 to Scilex-Oramed SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 1 to Scilex-Oramed SPA, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Senior Convertible Notes

The aggregate purchase price for the Note issued to the Company and the related warrants (described below) is $22,500,000. The Note issued to the Company will have an initial principal balance of $25,000,000. The Notes have an original issue discount of 10.0%. Scilex will receive from the Company in consideration for the Note and the related warrants issued to the Company an exchange and reduction of the principal outstanding balance under the Tranche A Note of $22,500,000. The Notes will bear interest at a rate of 5.5% per annum, payable in arrears on the first trading day of each calendar quarter, beginning January 2, 2025, payable, at Scilex’s option, either in cash or in shares of Scilex Common Stock, subject to certain conditions.

Unless earlier converted or redeemed, the Note will mature on the two-year anniversary of the issuance date (the “Maturity Date”), subject to extension at the option of the Company in certain circumstances as provided in the Note. The Notes will be Scilex’s senior secured obligation (alongside and under certain circumstances described herein subordinate to, the Tranche A Note) and will rank senior to the right to payment of the holders of Scilex’s subordinated debt and will be pari passu with all other indebtedness of Scilex. The net proceeds received by Scilex from the Offering will be used for repayment and satisfaction of $12,500,000 of the outstanding balance under the Oramed Note, payoff of Scilex’s revolving credit facility with eCapital Healthcare Corp., satisfaction of certain legal and other fees, costs and expenses of the Company, Investor, the Placement Agent and the Agent, and, to the extent of any remaining funds, for Scilex’s working capital and general corporate purposes.

At any time after issuance, all amounts due under the Note are convertible, in whole or in part, and subject to certain beneficial ownership limitations, at the Company’s option, into Scilex Common Stock at the initial fixed conversion price of $1.09 per share (the “Conversion Price”), which is subject to (i) proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination, recapitalization and/or similar transactions; and (ii) full-ratchet adjustment (down to the Conversion Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the fixed conversion price then in effect. The Conversion Price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Conversion Price Floor”) unless Scilex shareholder approval is obtained to allow the Notes to convert at a price lower than the Conversion Floor Price in accordance with the listing rules of The Nasdaq Stock Market LLC (“Nasdaq”). Scilex is under no obligation to seek or obtain such shareholder approval.

The Note may not be converted into shares of Scilex Common Stock to the extent such conversion would result in the Company (together with certain related parties of such holder) beneficially owning in excess of 4.99% (the “Maximum Percentage”) of shares of the Scilex Common Stock outstanding immediately after giving effect to such conversion. At the Company’s option, the Maximum Percentage may be raised up to 9.99%, except that any increase will only be effective upon 61 days’ prior notice to Scilex.

Scilex has the right (assuming no failure of certain specific conditions relating to Scilex’s equity) to redeem in cash all, but not less than all, the amount then outstanding under the Notes at a 35% redemption premium to the greater of (i) the amount then outstanding under the Notes to be redeemed and (ii) the equity value of the Scilex Common Stock underlying such Notes. Scilex has a mandatory obligation to redeem the Notes upon an event of default relating to bankruptcy. The Notes are subject to redemption at the election of each holder in certain circumstances as more fully described therein, including, among other events, a change of control of Scilex, a subsequent placement of certain securities of Scilex, and asset sales by Scilex. Each optional or mandatory redemption by Scilex is effectuated on a pro rata basis as to each of the Notes based upon the relative unpaid principal balances under each of the Notes. Each optional redemption elected by a holder of a Note is likewise allocated on a pro rata basis based upon the principal amount of each Note at issuance relative to the total $50,000,000 aggregate initial principal amount.

The Notes contain affirmative and negative covenants binding on Scilex and its subsidiaries which restrict, among other things, Scilex and its subsidiaries from incurring indebtedness or liens, redeeming securities, repaying certain indebtedness, declaring or paying any cash dividend or distribution, selling or disposing of any assets or rights of Scilex and its subsidiaries, entering into or being a party to any transactions with any affiliates, incurring or guaranteeing any indebtedness or permitting the acceleration of any indebtedness, in each case as more fully set forth in, and subject to certain qualifications, exceptions, and “baskets” set forth in the Notes. In addition, at the request of the holder, not more frequently than once per fiscal year, Scilex will hire an independent, reputable investment bank to investigate whether any breach of the Notes has occurred if an event constituting an event of default has occurred and is continuing or any holder reasonably believes that an event constituting an event of default has occurred or is continuing.

The Notes contain certain customary events of default, including, without limitation, a cross-default to other specified indebtedness or any other indebtedness involving an obligation of $5,000,000 or more. The interest rate of the Notes will automatically increase to 15.0% per annum (the “Default Rate”) upon the occurrence and continuance of an event of default. Scilex is also required to pay a late charge of 15.0% on any amount of principal or other amounts that are not paid when due (solely to the extent such amounts are not then accruing interest at the Default Rate).

The Notes prohibit Scilex from entering into specified fundamental transactions unless the successor entity assumes all of Scilex’s obligations under the Notes under a written agreement approved by the required holders of the Notes before the transaction is completed. Upon consummation of specified fundamental transactions, the successor entity must confirm that upon conversion or redemption of the Notes thereafter, shares of the successor entity will be issuable upon such conversion or redemption. As noted above, the holders of the Notes have certain redemption rights upon a fundamental transaction constituting a change of control.

In connection with any amortization, certain redemptions or other repayment of the Notes, Scilex will also pay an amount equal to the amount of additional interest that would accrue under such Notes at the interest rate then in effect assuming that the amount so converted, redeemed, amortized or otherwise repaid on such date of determination instead remained outstanding through and including the Maturity Date of such Notes.

The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, which is filed herewith as Exhibit 10.3 and is incorporated herein by reference.

Common Warrants

The Common Warrants are exercisable after issuance, and will remain exercisable for a period of five years from the date of issuance. The Common Warrants issued to the Company at Closing will initially be exercisable for 3,750,000 shares of Scilex Common Stock.

The Common Warrants will initially be exercisable for cash at an exercise price equal to $1.09 per share of Scilex Common Stock (the “Exercise Price”). The Exercise Price is subject to adjustment for any stock split, stock dividend, stock combination, recapitalization or similar event. The Exercise Price is also subject to full-ratchet adjustment (down to the Exercise Price Floor (as defined below)) in connection with a subsequent offering at a per share price less than the exercise price then in effect. The Exercise Price cannot be lower than $1.04 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events, the “Exercise Price Floor”), unless shareholder approval is obtained to allow the Common Warrants to be exercised at a price lower than the Exercise Price Floor in accordance with Nasdaq listing rules. Scilex is under no obligation to seek or obtain such shareholder approval. If at the time of exercise of the Common Warrants, there is no effective registration statement registering the shares of Scilex Common Stock underlying the Common Warrants, such warrants may be exercised on a cashless basis pursuant to their terms. As noted above, the proceeds from the exercise of the Common Warrants by the Company will be applied by Scilex to redeem a commensurate portion of the outstanding balance of the Note.

The Company may not exercise any portion of a Common Warrant to the extent that, after giving effect to such conversion, the Company (together with any of its related parties) would beneficially own in excess of 4.99% (the “Maximum Percentage”) of shares of Scilex Common Stock outstanding immediately after giving effect to such conversion. At the Company’s option, the Maximum Percentage may be raised up to 9.99% effective upon 61 days’ prior notice to Scilex.

The Common Warrants prohibit Scilex from entering into specified fundamental transactions unless the successor entity assumes all of Scilex’s obligations under the Common Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a Common Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Common Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, a Common Warrant holder will have the right to force Scilex to repurchase the holder’s Common Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Common Warrants, of the then unexercised portion of the Common Warrant.

The foregoing summary of the Common Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Common Warrants, which is filed herewith as Exhibit 10.4 and is incorporated herein by reference.

Royalty Purchase Agreement

On October 8, 2024, the Company and certain institutional investors (collectively, the “Royalty Investors,” and together with the Company, the “RPA Purchasers”) entered into a Purchase and Sale Agreement (the “Royalty Purchase Agreement”) with Scilex and Scilex Pharmaceuticals Inc. (“Scilex Pharma”). The RPA Purchasers have acquired the right to receive, in the aggregate, 8.0% of net sales worldwide (the “Purchased Receivables”) with respect to ZTlido (lidocaine topical system) 1.8%, SP-103 (lidocaine topical system) 5.4%, and any related, improved, successor, replacement or varying dosage forms of the foregoing (the “Covered Products”). The Company has acquired the right to receive 4.0% of the Purchased Receivables, as more fully described in the Royalty Purchase Agreement.

In full consideration for the sale, transfer, conveyance and granting of the Purchased Receivables, and subject to the terms and conditions set forth in the Royalty Purchase Agreement, the aggregate purchase price paid for the Purchased Receivables was $5,000,000 (net of expenses of the RPA Purchasers). In consideration for its interest in the Purchased Receivables, the Company exchanged and reduced $2,500,000 of the principal balance under the Tranche A Note.

The Royalty Purchase Agreement terminates six months following receipt by the RPA Purchasers of all payments of the Purchased Receivables to which each RPA Purchaser is entitled thereunder during the period commencing on the date of the closing of the transactions contemplated thereby and expiring on the tenth anniversary of such closing date.

The Royalty Purchase Agreement contains customary representations, warranties, covenants and agreements by Scilex and customary conditions to closing. The conditions to closing were satisfied (or if applicable waived) and the transactions contemplated by the Royalty Purchase Agreement were consummated on October 8, 2024.

The foregoing summary of the Royalty Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Purchase Agreement, a copy of which is filed herewith as Exhibit 10.5 and is incorporated herein by reference.

Royalty Security Agreement

Pursuant to the terms of the Royalty Purchase Agreement, Scilex Pharma entered into a Security Agreement with the collateral agent (as identified therein) for the benefit of the RPA Purchasers (as defined in the Royalty Security Agreement), dated as of October 8, 2024 (the “Royalty Security Agreement”). Under the Royalty Security Agreement, Scilex’s and Scilex Pharma’s due performance and payment under the Royalty Purchase Agreement is secured by certain collateral, including a collection account and certain material contracts, intellectual property rights and the regulatory approvals, in each case related to the Covered Products.

The foregoing summary of the Royalty Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Royalty Security Agreement, a copy of which is filed herewith as Exhibit 10.6 and is incorporated herein by reference.

Subordination Agreement

In connection with the Royalty Purchase Agreement and Royalty Security Agreement, Scilex Pharma entered into a Subordination Agreement, dated as of October 8, 2024 (the “Subordination Agreement”), by and among Scilex Pharma, the Royalty Agent and the Note Agent (each as defined in the Subordination Agreement). The parties to the Subordination Agreement agreed that all obligations, liabilities and indebtedness under the Royalty Purchase Agreement are secured by first priority liens on the collateral under the Royalty Security Agreement (the “Royalty Collateral”), and all obligations under the Amended and Restated Security Agreement (as defined below), including in respect of the Tranche A Note and the Notes, will be secured by second priority liens on the Royalty Collateral and first priority liens on all other collateral granted under the Amended and Restated Security Agreement.

The foregoing summary of the Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Subordination Agreement, a copy of which is filed herewith as Exhibit 10.7 and is incorporated herein by reference.

Tranche A Note Consent and Amendment

In furtherance of the Refinancing, the Company entered into with Scilex a Consent and Amendment for the Tranche A Note (the “Consent and Amendment”), dated as of October 8, 2024. Pursuant to the Consent and Amendment, the Company consented to (i) Scilex’s (and, to the extent applicable, its subsidiaries’) entry into and performance of the Securities Purchase Agreement, the issuance of the Notes and the Common Warrants and performance of the terms thereof, the entry into and performance of the Royalty Purchase Agreement and other related amendment documents and the consummation of the refinancing and (ii) the payment of all transaction fees and expenses related to the refinancing transactions. The Company further agreed that the proceeds of the refinancing transactions utilized to repay the Tranche A Note shall not constitute a voluntary prepayment, and no Make-Whole Amount (as defined in the Tranche A Note) or other premium shall be payable with respect thereto.

The foregoing summary of the Consent and Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Consent and Amendment, a copy of which is filed herewith as Exhibit 10.8 and is incorporated herein by reference.

Subsidiary Guarantee Amendment

As previously announced, on September 21, 2023, in connection with the Scilex-Oramed SPA, Scilex and each of its subsidiaries (collectively, the “Guarantors”) entered into a subsidiary guarantee (the “Subsidiary Guarantee”) with the Company and the Agent, as the collateral agent for the holder of the Tranche A Note, pursuant to which, the Guarantors agreed to guarantee and act as surety for payment of the Tranche A Note and any Additional Notes (as defined in the Subsidiary Guarantee). In connection with the Refinancing, the Company, the Guarantors, Scilex and the Agent agreed to amend the Subsidiary Guarantee by entering into the Subsidiary Guarantee Amendment (the “Subsidiary Guarantee Amendment”) to clarify that the Subsidiary Guarantee does not apply to the obligations of Scilex under the Notes.

The foregoing summary of the Subsidiary Guarantee Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Subsidiary Guarantee Amendment, a copy of which is filed herewith as Exhibit 10.9 and is incorporated herein by reference.

Amended and Restated Security Agreement

As previously announced, on September 21, 2023, Scilex and the Guarantors entered into a security agreement (the “Security Agreement”) with the Company and the Agent, pursuant to which Scilex and the Guarantors granted to the Agent (on behalf of and for the benefit of the holder of the Tranche A Note and any Additional Notes) a security interest in all or substantially all of the property of Scilex and each Guarantor, respectively, to secure the prompt payment, performance and discharge in full of all of Scilex’s obligations under the Tranche A Note and Additional Notes and the Guarantors’ obligations under the Subsidiary Guarantee, subject to certain customary limitations.

In connection with the Refinancing, the Company, the Guarantors, Scilex and the Agent have amended and restated the Security Agreement (the “Amended and Restated Security Agreement”) to grant to the Agent (on behalf of and for the benefit of the holder of the Tranche A Note, any Additional Notes and the Notes) a security interest in all or substantially all of the property of Scilex and each Guarantor, respectively, to secure the prompt payment, performance and discharge in full of all of Scilex’s obligations under the Notes in addition to Scilex’s obligations under the Tranche A Note, and the Guarantors’ obligations under the Subsidiary Guarantee, which had previously been secured under the Security Agreement, subject to certain customary limitations.

The Amended and Restated Security Agreement contains certain customary representations, warranties and covenants regarding the collateral thereunder, in each case as more fully set forth in the Amended and Restated Security Agreement. Pursuant to the Amended and Restated Security Agreement, Semnur Pharmaceuticals, Inc. will be excluded as a Guarantor after the consummation of the business combination contemplated by that certain agreement and plan of merger (the “Merger Agreement”) with Denali Capital Acquisition Corp. and Denali Merger Sub Inc.

The foregoing summary of the Amended and Restated Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Security Agreement, a copy of which is filed herewith as Exhibit 10.10 and is incorporated herein by reference.

Binding Term Sheet Regarding Rest of World License Agreement

On October 8, 2024, the Company, certain other institutional investors and Scilex entered into a binding term sheet (the “ROW License Term Sheet”) regarding a license and development agreement (the “Lido License Agreement”) with respect to services, compositions, products, dosages and formulations comprising lidocaine, including without limitation, the product and any future product defined as a “Product” under Scilex Pharma’s existing (i) Product Development Agreement, dated as of May 11, 2011, with Oishi Koseido Co., Ltd. (“Oishi”) and Itochu Chemical Frontier Corporation (“Itochu”), as amended, and (ii) the associated Commercial Supply Agreement, dated February 16, 2017, between Scilex, Oishi and Itochu, as amended. Subject to determination of a final structure for the transactions contemplated by the ROW License Term Sheet, it is anticipated that the Company and such institutional investors will hold the Lido License Agreement through a joint venture, Lido Dev Co.

In consideration for the rights to be provided under the proposed Lido License Agreement, as more fully described in the ROW License Term Sheet, (a) Lido DevCo will invest (whether through cash consideration or in-kind payment through the provision of services) $200,000 per year toward expanding the Product, (b) Scilex will grant Lido DevCo a worldwide, exclusive right, license and interest to all products rights for the development, out-licensing, commercialization of any Product outside of the United States and other territories, other than certain excluded designated territories (the “ROW Territory”), and (c) each of Lido DevCo and Scilex will receive fifty percent of the net revenue (less expenses) generated from any Product in the ROW Territory.

Scilex is required to use its commercially reasonable efforts to obtain the consent of Oishi and Itochu to the Lido License Agreement. If that consent is not obtained within 30 days of execution of the ROW License Term Sheet, Lido DevCo has the right to designate an agent to continue negotiations directly with Oishi and Itochu. Definitive documents for the Lido License Agreement and related matters are subject to ongoing negotiation among the parties thereto.

The foregoing description of the ROW License Term Sheet does not purport to be complete and is qualified in its entirety by reference to the ROW License Term Sheet, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.11 hereto and is incorporated herein by reference.

Agreement Among Holders

Pursuant to the Securities Purchase Agreement, on October 8, 2024, the Company, Investor and the Agent entered into an agreement, (the “Agreement Among Holders”), pursuant to which the Company and Investor agreed that:

(i)	upon any event of default under the Amended and Security Agreement, after notice to the Agent by the Required Holders (as defined in the Tranche A Note), such Required Holders will have the exclusive right to direct the Agent to exercise remedies with respect to the Obligations (as defined in the Amended and Restated Security Agreement);

(ii)	upon any event of default under the Amended and Security Agreement, 90 days after notice to the Agent by the Required Holders (as defined in the Notes) has been delivered, such Required Holders will have the right to direct the Agent with respect to an exercise of remedies as set forth above so long as the Required Holders (as defined in the Tranche A Note) have not delivered the notice referred to in clause (A) above and the Agent is not then pursuing remedies with respect to all or any material portion of the collateral for the Obligations (as defined in the Amended and Restated Security Agreement) or diligently attempting to vacate a stay or prohibition against the same;

(iii)	no holder of the Notes can object to or oppose any debtor-in-possession financing (including any roll-up of Obligations (as defined in the Amended and Restated Security Agreement)) or use of “cash collateral” (as defined in Section 363(a) of the Bankruptcy Code) with the consent of the Required Holders (as defined in the Tranche A Note) so long as (i) the Agent retains a lien on the collateral to secure the Obligations with the same priority as existing prior to the commence of the insolvency proceeding, subject to certain exceptions, (ii) the Agent receives replacement or additional liens to secure the Obligations in respect of the Notes on post-petition assets to the same extent as granted for the debtor-in-possession financing or cash collateral use, subject to certain exceptions. (iii) the issuer and other obligors under the Tranche A Note and the Notes are not compelled to seek confirmation of a specific plan of reorganization or liquidation or any liquidation prior to any default under the debtor-in-possession financing or cash collateral order, as applicable and (iv) the aggregate amount of the debtor-in-possession financing (together with the Obligations in respect of the Tranche A Note) does not exceed the Maximum First Out Amount (as defined in the Agreement Among Holders);

(iv)	no holder of the Notes or certain related persons will propose any cash collateral use if the Required Holders (as defined in the Tranche A Note) have proposed a cash collateral use in compliance with the Agreement Among Holders;

(v)	a holder of the Notes may offer to provide debtor-in-possession financing or propose a use of cash collateral so long as (i) the holders of the Tranche A Note are offered a chance to participate in any such debtor-in-possession financing on a pro rata basis, (ii) the principal amount of the Tranche A Note is not in excess of $20,000,000, (iii) if any Obligations in respect of the Tranche A Note would remain outstanding, (a) the repayment of such debtor-in-possession financing is junior in right of payment to the Obligations in respect of the Tranche A Note (including any debtor-in-possession financing provided by the holders of the Tranche A Note and certain related persons or consented to by the Required Holders (as defined in the Tranche A Notes)), (b) the liens securing such debtor-in-possession financing are junior to the liens of the Agent securing the Obligations in respect of the Tranche A Note (including any debtor-in-possession financing provided by the holders of the Tranche A Note and certain related persons or consented to by the Required Holders (as defined in the Tranche A Notes)) and (c) the aggregate amount of such debtor-in-possession financing (together with the Obligations in respect of the Notes) does not exceed the Maximum Last Out Amount (as defined in the Agreement Among Holders);

(vi)	after the occurrence and during the continuance of a Waterfall Trigger Event (as defined in the Agreement Among Holders) with respect to which the Agent has received a Waterfall Activation Notice (as defined in the Agreement Among Holders), all payments and distributions in respect of the Obligations, and, at all times, all proceeds of collateral securing the Obligations, will be applied pursuant to a waterfall provision, which provides, among other things, that payment of cost or expense reimbursements, fees (other than prepayment premiums) and interest, and all other Obligations (other than prepayment premiums) in respect of the Notes will be subject to the prior payment in full of payment of cost or expense reimbursements, fees (other than prepayment premiums) and interest, and all other Obligations (other than prepayment premiums) in respect of the Tranche A Note up to the Maximum First Out Amount; and

(vii)	prior to the payment in full of the Obligations in respect of the Tranche A Note up to the Maximum First Out Amount, (A) any mandatory redemption payment required to be made in respect of the Notes must be applied in accordance with the waterfall provision under the Agreement Among Holders, (B) no optional redemptions shall be permitted under the Notes, subject to certain exceptions and (C) redemption payments made to holders of the Tranche A Note from subsequent placements will be used 70% to prepay the Tranche A Note and 30% to be retained by Scilex.

The foregoing description of the Agreement Among Holders does not purport to be complete and is qualified in its entirety by reference to the Agreement Among Holders, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.12 hereto, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 7, 2024, the Company issued a press release disclosing the entrance by the Company into the transactions described herein. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

As previously announced, on September 20, 2024, the Company and Scilex entered into a letter agreement, (the “Letter Agreement”), pursuant to which Scilex agreed to pay to the Company $2,000,000 on September 23, 2024, which payment has been applied as follows: (i) $1,700,000 of such payment has been applied to the amortization payment due under the Tranche A Note on the March 21, 2025 and (y) $300,000 of such payment has been applied to the repurchase by Scilex of the Purchased Warrants (as defined in the Letter Agreement). Pursuant to the Letter Agreement, the date for delivery of certain of the payments required under the Tranche A Note on September 21, 2024 were extended to September 30, 2024. In order to facilitate the ongoing negotiation of the Refinancing and the Offering, the Company and Scilex agreed to further extend such payment date to October 8, 2024.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1+	Securities Purchase Agreement, dated October 7, 2024, by and between Scilex Holding Company and the investors signatory thereto.
10.2+	Amendment No. 1 to Scilex-Oramed SPA, dated October 8, 2024, by and between Scilex Holding Company and Oramed Pharmaceuticals Inc.
10.3	Tranche B Senior Secured Convertible Note, dated October 8, 2024, issued by Scilex Holding Company to the Company.
10.4	Warrant to Purchase Common Stock, dated October 8, 2024, issued by Scilex Holding Company to the Company.
10.5+	Purchase and Sale Agreement, dated October 8, 2024, by and among Scilex Holding Company, Silex Pharmaceuticals Inc. and the purchasers signatory thereto.
10.6+	Security Agreement, dated October 8, 2024, by and among Scilex Pharmaceuticals Inc., and the purchasers signatory thereto.
10.7	Subordination Agreement, dated October 8, 2024, by and among Scilex Pharmaceuticals Inc., Acquiom Agency Services LLC and other signatories thereto.
10.8+	Consent and Amendment, dated as of October 8, 2024, by and between Scilex Holding Company and Oramed Pharmaceuticals Inc.
10.9	Subsidiary Guarantee Amendment, dated October 8, 2024, made by certain of Scilex Holding Company subsidiaries in favor of the holders of that certain Tranche A Note.
10.10	Amended and Restated Security Agreement, dated October 8, 2024, by and among Scilex Holding Company, the Subsidiaries of Scilex Holding Company party thereto, Oramed Pharmaceuticals Inc. and Acquiom Agency Services LLC.
10.11+	Rest of World License Term Sheet, dated October 8, 2024, between Oramed Pharmaceuticals Inc., Scilex Holding Company and the other parties signatories thereto.
10.12	Agreement Among Holders, dated October 8, 2024, by and between Oramed Pharmaceuticals Inc., Acquiom Agency Services LLC and the other signatories thereto.
99.1	Press Release dated October 7, 2024.
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

+	Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORAMED PHARMACEUTICALS INC.

	By:	/s/ Nadav Kidron
	Name:	Nadav Kidron
	Title:	President and CEO

Date: October 8, 2024